[GMAC COMMERCIAL MORTGAGE LOGO]

                         Annual Certification by Officer
                      For the Year Ended December 31, 2004

                      UNITED STATES DEPARTMENT OF EDUCATION
                 COLLEGE AND UNIVERSITY FACILITY LOAN TRUST ONE

Pursuant to Section 206 and 207 of the Servicing Agreement, I attest that:

    i. A review of the activities of GMAC Commercial Mortgage Corporation as Servicer during the period under this Servicing Agreement has been made under my supervision, and, to the best of my knowledge, based on such review, GMAC Commercial Mortgage Corporation as Servicer, has fulfilled in all material respects, all of its duties, responsibilities, or obligations under this Servicing Agreement throughout the period.

    ii. I confirm that GMAC Commercial Mortgage Corporation as Servicer is in compliance with the requirements of Section 202.

GMAC COMMERCIAL MORTGAGE CORPORATION

/s/ Brian T. Stauffer
By: Brian T. Stauffer
Title: Senior Vice President
Date: February 20, 2005

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            200 Witmer Road - P.O. Box 1015 - Horsham, PA 19044-8015